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                                             EXHIBIT 10(b)



[John Hancock Mutual Life
 Insurance Company Letterhead]



                                              March 28, 1997



SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, DC  20549

      RE:  John Hancock Variable Annuity Account JF
           File Nos. 33-64947 and 811-7451
           -------------------------------


Dear Commissioners:

      This opinion is being furnished with respect to the filing of Post-Effective Amendment No. 1 under the Securities Act of 1933 (Post-Effective Amendment No. 1 under the Investment Company Act of 1940) of the Form N-4 Registration Statement of John Hancock Variable Annuity Account JF as required by Rule 485 under the 1933 Act.

      I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in my opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

      We hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.


                                Very truly yours,


                               /s/ SANDRA M. DaDALT

                                Sandra M. DaDalt
                                Counsel